G. Brad Beckstead
Certified Public Accountant
                                                    330 E. Warm Springs Rd.
                                                        Las Vegas, NV 89119
                                                               702.257.1984
                                                           702.362.0540 fax




January 20, 2003

RE:  Petrol Oil and Gas, Inc. (formerly Euro Technology Outfitters)
        Registration Statement Form SB-2

To Whom It May Concern:

I hereby consent to the reference to my firm under the caption "Experts" in the Registration Statement (Form SB-2) which seeks to register an aggregate of 5,000,000 Shares of Common stock of Petrol Oil and Gas, Inc. as free-trading stock., and to the incorporation by reference therein of my report dated March 27, 2002, with respect to the financial statements of the Company included in its annual report and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,

/s/ G. Brad Beckstead
G. Brad Beckstead, CPA